Exhibit A


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement 33-50412 on Form S-8 of our report dated May 24, 1995, appearing in this Annual Report on Form 11-K of the Data Transmission Network Corporation 401(k) Plan for the year ended December 31, 1994.





DELOITTE & TOUCHE   LLP

Omaha, Nebraska
May 24, 1995